SECURED NON-RECOURSE PROMISSORY NOTE

$250,000.00

May 16, 2006
Los Angeles, California

For good and valuable consideration, the receipt of which is hereby acknowledged, National Lampoon, Inc., a Delaware corporation (the "Company"), promises to pay to the order of Daniel Laikin and Timothy Durham ("Holder") the principal sum of two Hundred Fifty Thousand Dollars ($250,000.00) plus interest thereon, as set forth below, on the earliest to occur of (i) the first anniversary date of this Note, (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below).

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject:

1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

1.1 "Company" shall mean National Lampoon, Inc., a Delaware corporation, and shall include any corporation which shall succeed to or assume the obligations of the Company under this Note.

1.2 "Noteholder," "Holder," or similar terms, when the context refers to a holder of a note shall mean any person who shall at the time be the holder of this Note.

2. Interest. Interest shall accrue from the date of this Note on the unpaid principal amount at the rate of six percent (6%) per annum until paid, compounded annually, but in no event shall such interest be charged which would violate any applicable usury law.

3. Prepayment. The Company may prepay the principal of or interest on this Note at any time without premium or penalty.

4. Non-Recourse. If the Company fails to pay when due the principal of or interest on this Note, or otherwise fails to comply with any of the provisions of this Note, the Holder's sole remedy shall be with respect to the Collateral (as defined herein), and the Company shall have no further obligation to the Holder under this Note or otherwise.

5. Collateral/Payment. The full amount of this Note is secured by the revenues derived by Company from the net book sales of the 6 books listed in Attachment A hereto. Commencing with first receipt of revenues, Company will pay the loan out of net revenues until the loan balance is paid in full.

6. Royalties: After the loan is paid in full, Company will pay to Holder the sum of $1.00 per net book unit sold (retroactive to dollar one) in perpetuity. Net revenue shall be defined as all revenue received by Company from the sale of the books minus returns. Royalties will be paid on quarterly basis and paid 30 days after the end of royalty period.

7. Miscellaneous.

7.1 The rights and remedies herein reserved to any party shall be cumulative and in addition to any other or further rights and remedies available at law or in equity. The waiver by any party hereto of any breach of any provision of this Note shall not be deemed to be a waiver of the breach of another provision or any subsequent breach of the same provision.

7.2 This Note shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed in the State of California by California residents.

7.3 This Note and its terms may be changed waived or amended by the written consent of the Company and the Holder.

7.4 In case any provision contained herein (or part thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal, or unenforceable.

7.5 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally or by facsimile, or five days after the date of mailing if mailed, by first class mail, registered or certified, postage prepaid. Notices shall be addressed as follows:

To Holder at:

Timothy S. Durham
Obsidian Enterprises
111 Monument Circle
Suite 4800
Indianapolis, IN 46204

Daniel S. Laikin
National Lampoon, Inc.
10850 Wilshire Blvd. Suite 1000
Los Angeles, CA 90024

To Company at:

National Lampoon, Inc.
10850 Wilshire Blvd., Suite 1000
Los Angeles, CA 90024
Attn: Douglas S. Bennett, President

or to such other address as a party has designated by notice in writing to the other party in the manner provided by this Section.

This Note shall be governed and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed the day and year first above written.

NATIONAL LAMPOON, INC.

Douglas S. Bennett

DOUGLAS S. BENNETT
President

TIMOTHY S. DURHAM

DANIEL S. LAIKIN

AMENDMENT TO PROMISSORY NOTE

This Amendment (this "**Amendment**") is entered into as of the 6th day of June, 2006, by and among National Lampoon, Inc., a Delaware Corporation ("**Lampoon**"), on the one hand, and Dan Laikin and Timothy Durham ("Holders") on the other hand, with reference to that certain promissory note dated February 6, 2006 ("Note") as follows:

1. The Note shall be amended to add Christopher Williams as an equal beneficiary of the Note subject and bound by all the terms and conditions therein.

Except as set forth above, all other terms and conditions of the Note shall remain the same and in full force and effect.

BY THEIR SIGNATURES BELOW, EACH OF THE UNDERSIGNED REPRESENTS THAT THEY HAVE READ THE FOREGOING AND FULLY UNDERSTAND AND AGREE TO EACH AND ALL OF THE TERMS AND CONDITIONS SET FORTH HEREIN.

IN WITNESS WHEREOF, the Parties have each approved and executed this Amendment on the date set forth above.

NATIONAL LAMPOON, INC.

Douglas S. Bennett

By: DOUGLAS S. BENNETT
Its: PRESIDENT

DAN LAIKIN

TIMOTHY DURHAM

CHRISTOPHER WILLIAMS

6/13/06